SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2006

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

CNB Financial Corporation, the parent company of County National Bank, announces record annual earnings of $9.1 million or $1.00 diluted earnings per share compared to $7.9 million or $0.86 diluted earnings per share for 2004, representing a 16.1% increase.

(a)	Financial Statements: None

(b)	Exhibits:

Exhibit 99	News Release announcing 2005 earnings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: January 23, 2006	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing 2005 earnings.

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr
Treasurer
(814)765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS RECORD EARNINGS FOR 2005

Clearfield, Pennsylvania – January, 2006

CNB Financial Corporation, the parent company of County National Bank, announces record annual earnings of $9.1 million or $1.00 diluted earnings per share compared to $7.9 million or $0.86 diluted earnings per share for 2004, representing a 16.1% increase. Quarterly earnings for the fourth quarter of 2005 were $2.5 million or $0.27 diluted earnings per share over 2004 fourth quarter earnings of $1.8 million or $0.20 diluted earnings per share. Earnings in the fourth quarter of 2004 were negatively affected by an after tax charge of $910 thousand resulting from an other-than-temporary impairment of a security.

William F. Falger, President and Chief Executive Officer, stated, “We are very pleased to announce the news of our record annual earnings. During 2005, we were able to achieve strong core earnings growth, excluding security gains and impairment charges, driven primarily by loan growth and fee income. This growth resulted from the continued execution of our strategic focus on commercial lending and the acquisition of checking accounts.”

Mr. Falger also commented, “We are very excited about the continued growth of the Corporation with the addition of the ERIEBANK division and the new subsidiary, Holiday Financial Services Corporation. The growth and development of these new ventures, coupled with continued expansion of market share within our existing communities, provide significant growth opportunities in 2006 and beyond.”

Financial Highlights (in thousands) (unaudited)

Consolidated Balance Sheets	31-Dec-05	31-Dec-04
	Consolidated	Consolidated
Assets
Cash and due from banks	$ 19,146	$ 14,296
Interest-bearing deposits	23,871	15,616
CASH & CASH EQUIVALENTS	43,017	29,912
Securities available for sale	161,897	164,202
NET LOANS	505,010	476,352
FHLB & Federal Reserve Stock	4,789	4,792
Premises & Equipment, Net	13,912	13,761
Bank Owned Life Insurance	13,796	13,182
Intangible, net	11,994	11,862
Accrued Interest & Other Assets	9,603	11,154

TOTAL ASSETS	$ 764,018	$ 725,217

Liabilities
Deposits
Non-interest bearing deposits	$ 80,874	$ 71,968
Interest bearing deposits	537,629	524,937
TOTAL DEPOSITS	618,503	596,905
Short-term borrowings	2,000	2,000
Federal Home Loan Bank Advances	58,250	40,000
Subordinated Debentures	10,310	10,310
Accrued expenses and other liab.	4,970	7,292
TOTAL LIABILITIES	694,033	656,507

Shareholders' Equity
Common stock, $1 par value	9,234	9,234
Additional paid-in	4,160	4,243
Retained earnings	58,439	54,348
Treasury stock, (209,596 shares for 2005 and 123,240 shares for 2004)	(3,031)	(1,797)
Accumulated other comprehensive income	1,183	2,682
TOTAL SHAREHOLDERS' EQUITY	69,985	68,710

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 764,018	$ 725,217

Nonperforming Assets	$ 2,180	$ 2,690
% of Total Assets	0.28%	0.37%
Trust Assets	$ 179,738	$ 192,361

Consolidated Income Statement	For Quarter Ended		Year To Date
	31-Dec-05	31-Dec-04	31-Dec-05	31-Dec-04
Interest Income
Loans including fees	$ 9,071	$ 8,021	$ 34,193	$ 31,005
Deposits with banks	92	53	316	117
Federal funds sold	162	92	394	120
Securities	1,758	1,484	6,981	6,231
TOTAL INTEREST AND DIVIDENDS	11,083	9,650	41,884	37,473
Interest Expense
Deposits	3,547	2,742	12,633	10,551
Federal Home Loan Bank advances	723	518	2,637	2,075
Subordinated Debentures	190	139	685	502
Total interest expense	4,460	3,399	15,955	13,128
NET INTEREST INCOME	6,623	6,251	25,929	24,345
Provision for loan losses	237	0	783	800
NET INTEREST AFTER PROVISION	6,386	6,251	25,146	23,545
Other Income
Trust income	279	307	977	1,005
Service charges on deposits	1,078	1,183	4,060	3,988
Other charges and fees	132	116	512	469
Net security gains (losses)	259	(3)	322	313
Loss on other-than-temporarily impaired security	--	(1,400)	(240)	(1,400)
Gain on sale of loans	23	59	113	162
BOLI	136	123	614	500
Wealth Management	114	68	533	208
Other	105	185	448	377
TOTAL OTHER INCOME	2,126	638	7,339	5,622
Non-Interest Expenses
Salaries	1,923	1,894	7,518	7,096
Benefits	792	795	2,970	2,995
Occupancy, net	682	665	2,714	2,607
Data Processing	442	352	1,641	1,443
Amortization of intangible	142	129	524	509
Director's Fees	53	105	471	332
Total other expenses	1,142	1,078	4,520	4,450
Total non-interest expenses	5,176	5,018	20,358	19,432
NET INCOME BEFORE TAXES	3,336	1,871	12,127	9,735
Federal income tax	874	63	2,989	1,864
NET INCOME	$ 2,462	$ 1,808	$ 9,138	$ 7,871

Earnings Per Share, Fully diluted	$ 0.27	$ 0.20	$ 1.00	$ 0.86
Dividends Per Share	$ 0.14	$ 0.13	$ 0.55	$ 0.52
Return on Average Assets (ROA)			1.23%	1.11%
Return on Average Equity (ROE)			13.42%	12.04%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

County National Bank’s website is www.bankcnb.com.